UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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CPI AEROSTRUCTURES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPI AEROSTRUCTURES, INC.

91 Heartland Blvd.

Edgewood, New York 11717

(631) 586-5200

Notice of Annual Meeting of Shareholders to be held on September 16, 2026

To the shareholders of CPI Aerostructures, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of CPI Aerostructures, Inc. to be held on Wednesday, September 16, 2026, at 1:00p.m. at our offices at 91 Heartland Boulevard, Edgewood, New York 11717.

At the Annual Meeting of Shareholders, you will be asked to consider and act upon the following matters:

(1)	To elect two Class I directors to serve until the term of our Class I directors ends in 2029;

(2)	To approve, on an advisory basis, the compensation of our named executive officers;

(3)	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(4)	To address such other business as may properly come before the Annual Meeting of Shareholders or any postponements or adjournments thereof.

Only shareholders of record at the close of business on July 22, 2026 will be entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any postponements or adjournments thereof.

Please read the enclosed proxy statement carefully because it contains information relevant to the actions to be taken at the Annual Meeting of Shareholders.

Even if you plan to attend the Annual Meeting of Shareholders in person, we encourage you to vote your shares in advance by following the voting instructions provided. Every vote is important, and we look forward to hearing from you.

By Order of the Board of Directors

Dorith Hakim

Chief Executive Officer and President

Edgewood, New York

July 31, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 16, 2026

Our Proxy Statement for the 2026 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.cstproxy.com/cpiaero/2026.

PROXY STATEMENT

Annual Meeting of Shareholders

to be held on September 16, 2026

This proxy statement and the accompanying proxy materials are furnished to shareholders of CPI Aerostructures, Inc. (the “Company,” “we,” or “us”) in connection with the solicitation of proxies by our Board of Directors for use in voting at our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our offices at 91 Heartland Boulevard, Edgewood, New York 11717, on Wednesday, September 16, 2026, at 1:00p.m., and at any postponements or adjournments thereof.

We expect that the notice of internet availability of the proxy materials will be mailed and made available to shareholders of record as of July 22, 2026, beginning on or about July 31, 2026. We are bearing all costs of this solicitation.

What matters am I being asked to vote on?

You are being asked to vote on the following matters:

(1)	To elect two Class I directors to serve until the term of our Class I directors ends in 2029;

(2)	To approve, on an advisory basis, the compensation of our named executive officers;

(3)	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(4)	To address such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

✓	“FOR” the election of the Class I director nominees named in this proxy statement;

✓	“FOR” the advisory approval of the compensation of our named executive officers; and

✓	“FOR” the ratification of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Why did I receive a Notice of Internet Availability?

To conserve natural resources and reduce costs, we are sending shareholders a Notice of Internet Availability of Proxy Materials, as permitted by Securities and Exchange Commission (“SEC”) rules. The notice explains how you can access our proxy materials over the internet, how to obtain printed copies if you prefer, and how to vote on the matters being presented to our shareholders.

Who is entitled to vote?

Holders of our common stock as of the close of business on July 22, 2026, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. As of the record date, we had 13,249,734 shares of common stock issued and outstanding, which is our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date. There is no cumulative voting.

How do I attend the Annual Meeting?

If you would like to attend the Annual Meeting in person, please reserve your attendance at least two business days in advance of the Annual Meeting by contacting us by email at AnnualShareholderMeeting@cpiaero.com. Reservations will be accepted in the order in which they are received. If you do not reserve your attendance in advance, you will be admitted only if space is available.

Please be prepared upon arrival to show a form of government-issued photo identification and satisfactory evidence that you were a shareholder of the Company as of the record date. Any local and state requirements concerning occupancy or other requirements that may be in place at the time of the Annual Meeting will be adhered to.

How do I submit my vote?

Record holders can vote their shares by the following methods:

•	By Internet. You can submit a proxy over the internet to vote your shares by following the instructions provided either in the notice of internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested a full set of the proxy materials by mail or email;

•	By Telephone. If you requested a full set of proxy materials by mail or email, you can submit a proxy over the telephone by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the internet web address referred to in the notice;

•	By Mail. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares by completing, signing, and returning the proxy card or voting instruction form accompanying the proxy materials you received; or

•	In Person. You may attend the Annual Meeting and vote in person using the ballot provided to you at the Annual Meeting. See “How do I attend the Annual Meeting?” above.

Beneficial owners of shares held in street name may instruct their bank, broker, or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their bank, broker, or other nominee for information on communicating these voting instructions. Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the shareholder of record, present it to the inspector of election at the Annual Meeting, and produce valid identification. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder of the shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the Annual Meeting and vote in person.

If your shares are held through a bank, broker, or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker, or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record. You must bring this legal proxy to the Annual Meeting, present it to the inspector of election and produce valid identification. If you hold your shares in street name, your bank, broker, or other holder of record will not be permitted to vote on your behalf on certain matters, including with respect to the election of our directors, unless it receives voting instructions from you. To ensure that your vote is counted, please communicate your voting instructions to your broker, bank, or other holder of record before the Annual Meeting, or obtain a legal proxy and arrange to attend the Annual Meeting.

What is the effect of giving a proxy?

The persons named on the proxy card that accompanies this proxy statement have been designated as proxies by our Board of Directors. If you are a record holder and return the proxy card in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our Board of Directors will vote your shares at the Annual Meeting as specified in your proxy.

If you are a record holder and submit your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the Class I director nominees (Proposal 1); FOR the advisory approval of executive compensation (Proposal 2); and FOR ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3).

If you give your proxy, your shares also will be voted in the discretion of the persons designated as proxies with respect to any other matters properly brought before the Annual Meeting and any postponements or adjournments thereof. If any other matters are properly brought before the Annual Meeting, the persons designated as proxies will vote the proxies in accordance with their best judgment.

May I change my vote after I give my proxy?

You may revoke your proxy at any time before it is exercised by:

●	delivering written notification of your revocation to our secretary;

●	delivering another proxy bearing a later date; or

●	voting in person at the Annual Meeting.

Please note that your attendance at the Annual Meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our By-Laws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. In certain instances, shares which are not considered present and entitled to vote on a particular matter will count for purposes of determining the presence of a quorum. For example, a proxy submitted by a shareholder may indicate that votes are withheld from one or more director nominees or that the shareholder is abstaining with respect to a particular matter. Similarly, a broker may not be permitted to vote (“broker non-vote”) with respect to shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the shares. The shares which are not being voted on a particular matter due to either shareholder withholding, abstention, or broker non-vote will not be considered shares present and entitled to vote on that matter but will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any other matter at the Annual Meeting. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, the shares will not be counted for purposes of determining the presence of a quorum.

How many votes are needed for approval of each matter?

The election of the Class I director nominees (Proposal 1). Under Section 614(a) of the New York Business Corporation Law, the election of directors is determined by a plurality of the votes cast at the Annual Meeting by shareholders entitled to vote thereon, unless the certificate of incorporation provides otherwise. A “plurality” means that the nominees receiving the greatest number of votes cast “FOR” their election will be elected as directors, even if they do not receive a majority of the votes cast. Consequently, any shares not voted “FOR” a nominee—including shares voting to withhold authority, abstentions, or broker non-votes—will have no effect on the outcome of the election.

Advisory approval of executive compensation “Say on Pay” (Proposal 2). The results of this Say on Pay vote are advisory and non-binding on the Board of Directors. Under Section 614(b) of the New York Business Corporation Law and Section 8 of the Company’s By-Laws, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the vote.

Ratification of independent registered public accounting firm (Proposal 3). Under Section 614(b) of the New York Business Corporation Law and Section 8 of the Company’s By-Laws, the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the votes cast on the proposal by shareholders present in person or represented by proxy and entitled to vote thereon. Abstentions are not counted as votes cast and will therefore have no effect on the outcome of the vote. Because this is a routine matter, brokerage firms are permitted to vote customers’ shares on this proposal in the absence of voting instructions. If a broker does not exercise this discretionary authority, any resulting broker non-votes will not be counted as votes cast and will also have no effect on the outcome.

PROPOSAL 1 — ELECTION OF CLASS I DIRECTOR NOMINEES

Our Board of Directors is divided into three classes, with one class of directors typically elected each year and each class serving a three-year term. The term of office for our Class I directors expires at the Annual Meeting. The current Class I directors are Richard Caswell and Terry Stinson.

The current Class II directors are Pamela Levesque and Richard C. Rosenjack, Jr., whose terms expire at the 2027 annual meeting. The current Class III directors are Carey Bond, Michael Faber, and Dorith Hakim, whose terms expire at the 2028 annual meeting.

The Board has nominated Messrs. Caswell and Stinson for re-election as Class I directors. Unless you specify otherwise when submitting your proxy, your shares will be voted “FOR” the election of each of the Class I nominees.

In the event that any nominee becomes unavailable to serve—an occurrence that is not anticipated—the proxy holders, or their substitutes, will have full discretion to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Biographical information regarding the nominees and the full Board of Directors is provided under the section titled “Directors, Executive Officers, and Corporate Governance” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE CLASS I DIRECTOR NOMINEES

PROPOSAL 2 — SAY ON PAY

Shareholders will also vote on the following resolution:

RESOLVED, that the shareholders of CPI Aerostructures, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and the related compensation tables, notes, and narrative disclosure in this proxy statement for the 2026 Annual Meeting of Shareholders.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the rules promulgated by the SEC thereunder, provide shareholders with the right to vote, on an advisory basis, to approve the compensation of the Company’s Named Executive Officers (the “Named Executive Officers” or “NEOs”), which term refers to the executive officers and former executive officers whose compensation is required to be disclosed pursuant to Item 402 of Regulation S-K and who are identified in the compensation tables and related narrative disclosure contained in this proxy statement.

The Company’s executive compensation program is designed to be competitive and reasonable, support organizational objectives and shareholder interests, and align the interests of executive officers with the Company’s long-term performance and the creation of shareholder value. A detailed explanation of the Company’s executive compensation policies and procedures is set forth under the heading “Executive Officer Compensation” below. Specific information about the current compensation of the Named Executive Officers is provided in the “Summary Compensation Table for Named Executive Officers” and related disclosures below.

The Say on Pay vote does not relate to any individual component of compensation, but rather to the overall compensation of the Named Executive Officers, as described in this proxy statement. The Company believes that the disclosed executive compensation is consistent with its stated compensation philosophy.

This Say on Pay vote is advisory and therefore not binding on the Company, the Board of Directors, or the Compensation and Human Resources Committee. However, the Board and the committee will carefully consider the voting results when evaluating the Company’s executive compensation program. As a matter of policy, the Compensation and Human Resources Committee has determined that it will consider the results of the most recent Say on Pay vote in its compensation decisions and in reviewing its compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits our financial statements. The Audit and Finance Committee annually evaluates the independence and performance of our independent registered public accounting firm in deciding whether to retain the firm or engage a different independent registered public accounting firm. This review includes, among other things, consideration of historical and recent performance on our audit, the firm’s capability, and expertise in handling the breadth and complexity of our operations, the appropriateness of fees for audit and non-audit services, both on an absolute basis and as compared to its peer firms, and independence and tenure as our independent registered public accounting firm. Following its evaluation, the committee has selected CBIZ CPAs P.C. (“CBIZ”), as our independent registered public accounting firm for the fiscal year ending December 31, 2026. This selection is being submitted to our shareholders for ratification.

We expect that representatives of CBIZ will be present at the Annual Meeting and that they will be available to respond to appropriate questions submitted by shareholders at the Annual Meeting. CBIZ will have the opportunity to make a statement if they desire to do so.

Changes in Independent Registered Public Accounting Firm

On June 17, 2024, the Audit and Finance Committee approved the engagement of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. On November 1, 2024, CBIZ completed the acquisition of certain of Marcum’s assets, although Marcum remained as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024 until April 24, 2025. On April 24, 2025, the Audit and Finance Committee formally approved the engagement of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Marcum’s audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2024 and the subsequent interim period through April 24, 2025, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of such disagreements in connection with its reports, and no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

As disclosed in our Current Report on Form 8-K filed with the SEC on June 18, 2024, on June 17, 2024, the Audit and Finance Committee approved the engagement of Marcum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, following the dismissal of RSM US LLP (“RSM”). The audit reports of RSM on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2022 and December 31, 2023, and the interim period through June 17, 2024, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to RSM’s satisfaction, would have caused RSM to make reference to the subject matter of such disagreements in connection with its reports. However, there were reportable events, relating to internal control over financial reporting, as previously disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022 and December 31, 2023.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by the Company’s independent registered public accounting firms for the fiscal years ended December 31, 2025 and 2024, for professional services rendered in connection with the audits of the Company’s annual financial statements and other services, as applicable.

	Year Ended December 31,
	2024	2025
Audit Fees	$613,850(1)	$577,100(2)
Audit-Related Fees	47,250	43,500
Tax Fees	—	—
All Other Fees	30,900	36,750
Total Fees	$692,000	$657,350

(1)	Audit fees consist of fees billed for professional services by (i) RSM ($52,500), for the review of the Company’s consolidated financial statements for the quarter ended March 31, 2024, ($47,250), for 10-K consent and (ii) Marcum ($561,350) for the audit of the Company’s consolidated financial statements for the year ended December 31, 2024, and the review of the Company’s consolidated financial statements for the quarters ended June 30, 2024, and September 30, 2024, as well as services related to those engagements normally provided in connection with statutory and regulatory filings or engagements and ($30,900) for the Company’s 401(k) audit.

(2)	Audit fees consist of fees billed or expected to be billed for professional services by (i) CBIZ ($110,250), for the review of the Company’s consolidated financial statements for the quarter ended March 31, 2025, June 30, 2025, and September 30, 2025, ($466,850) for the audit of the Company’s consolidated financial statements for the year ended December 31, 2025, as well as services related to those engagements normally provided in connection with statutory and regulatory filings or engagements, ($31,500) for the 401(k) audit and ($12,000) for an S-8 filing as well as (ii) RSM ($36,750) for the S-8 consent.

Audit Fees – This category includes the audit of our annual consolidated financial statements on Form 10-K, the review of financial statements included in our quarterly reports on Form 10-Q, and services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings and similar engagements for the fiscal year, such as consents, assistance with review of documents filed with the SEC, and accounting and financial reporting consultations in connection with the audit or interim reviews. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees – This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”.

Tax Fees – This category consists of professional services rendered for tax compliance and tax advice. The services for the fees disclosed under this category include tax return reviews and technical tax advice.

All Other Fees – This category consists of miscellaneous fees that are not otherwise included in the previous three categories.

Pre-Approval Policies and Procedures

Pursuant to our Audit and Finance Committee charter, our Audit and Finance Committee pre-approves all audit and permitted non-audit services to be provided by our independent auditors. The authority to grant pre-approvals of non-audit services may be delegated to one or more designated members of the Audit and Finance Committee whose decisions will be presented to the full Audit and Finance Committee at its next regularly scheduled meeting. During fiscal years 2025 and 2024, all of the services provided by Marcum and CBIZ were pre-approved by the Audit and Finance Committee, and no services were approved pursuant to the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Ratification by the shareholders of the appointment of an independent registered public accounting firm is not required, but our Board of Directors believes that it is desirable to submit this matter to our shareholders. If a majority of the votes cast at the Annual Meeting do not ratify the appointment of CBIZ CPAs P.C. as the Company's independent registered public accounting firm, the Audit and Finance Committee will reconsider the appointment. Even if the appointment is ratified, our Audit and Finance Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF CBIZ CPAS P.C.

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2026

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Information about Directors and Executive Officers

Our directors, director nominees, and executive officers are as follows:

Name	Age	Director Since	Position and Board Committees
Carey Bond	66	2016	Chairman of the Board of Directors Compensation and Human Resources Committee (Chair)
Richard S. Caswell	67	2020	Director, Audit and Finance Committee (Chair), Strategic Planning Committee
Michael Faber	67	2013	Director, Audit and Finance Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee (Chair)
Dorith Hakim	61	2022	Chief Executive Officer, President, Director, Strategic Planning Committee
Pamela Levesque	68	2023	Director, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee
Robert Mannix	58	—	Chief Financial Officer and Secretary
Richard C. Rosenjack, Jr.	67	2023	Director, Nominating and Corporate Governance Committee, Audit and Finance Committee, Strategic Planning Committee
Terry Stinson	84	2014	Vice Chairman of the Board of Directors, Compensation and Human Resources Committee, Strategic Planning Committee (Chair)

We believe it is necessary for each of our directors to possess qualities, attributes, and skills that contribute to a range of perspectives and complementary viewpoints which enhance the overall effectiveness of our Board of Directors. As described below under “Nominating and Corporate Governance Committee Information — Guidelines for Selecting Director Nominees,” the nominating and corporate governance committee of our Board of Directors (“Nominating and Corporate Governance Committee”) considers all factors it deems relevant when evaluating prospective candidates or current members of our Board of Directors for nomination to our Board of Directors, as prescribed in the committee’s written charter and established guidelines and the Company’s corporate governance guidelines. All of our directors bring to the Board of Directors leadership experience derived from past service. They also bring a variety of perspectives shaped from their individual experiences working in the aerospace and defense and other industries and occupations, which provide our Board of Directors, as a whole, with the expertise and insights that serve the needs of the Company. The following skills matrix shows the breadth of experience our directors provide to our Company.

	Qualifications			Experience
	Executive Leadership	Public Company Director	Audit Committee Financial Expert(1)	Law	Mergers and Acquisitions	Corporate Governance and Supervision	Aerospace Industry Experience
Carey Bond	✓				✓	✓	✓
Richard Caswell	✓		✓		✓	✓	✓
Michael Faber	✓		✓	✓	✓	✓
Dorith Hakim	✓				✓	✓	✓
Pamela Levesque	✓				✓	✓	✓
Richard Rosenjack, Jr.	✓		✓		✓	✓	✓
Terry Stinson	✓	✓			✓	✓	✓
(1)	Indicates Audit and Finance Committee members who meet the criteria of an “Audit Committee Financial Expert” under applicable SEC rules.

Certain individual experiences, qualifications, and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are described in the biographies set forth below.

Carey E. Bond is the Chairman of the Board, a position which he has held since January 2025. He served as Vice Chairman of the Board from August 2020 until January 2025. Mr. Bond has been a director since December 2016. Mr. Bond’s career as a corporate executive in the aviation industry has spanned over 30 years, where he has held successful leadership roles in several areas such as aircraft development and production, sales, service, and profit and loss ownership. Mr. Bond spent 10 years at Sikorsky Aircraft Corporation, a corporation specializing in designing, manufacturing and servicing helicopters, as Vice President, Corporate Strategy, Chief Marketing Officer, and President, Commercial Systems and Services. Mr. Bond currently serves on the board of directors of NWI Aerostructures and NWI Precision, business units of Stony Point Group, a conglomerate of privately held aerospace companies. Mr. Bond has also served on the board of directors of domestic and international companies, namely Shanghai Sikorsky Aircraft Company Limited, New Eclipse Aerospace, and PZL Mielec Aircraft Company. Mr. Bond received an MBA from Texas Christian University. Mr. Bond brings to our Board of Directors expertise in the aerospace and defense industry, an internationally minded approach to business development, and general business acumen.

Richard S. Caswell has been a director since November 2020. Mr. Caswell served as a senior advisor of Bombardier Inc. from 2015-2020. From 1993-2015, Mr. Caswell served in several senior finance roles at United Technologies Corporation (now Raytheon Technologies Corporation, NYSE: RTX), including as Chief Financial Officer and Vice President, Finance of the Power, Controls & Sensing Systems segment of United Technologies Aerospace Services, as Chief Financial Officer and Vice President, Finance of Sikorsky Aircraft, and as Chief Financial Officer of Pratt & Whitney Canada. Previously, from 1983-1993, Mr. Caswell worked at Price Waterhouse (now PricewaterhouseCoopers), where he was a certified public accountant and where he held positions of increasing responsibility from staff auditor to senior audit manager. Mr. Caswell received a B.A. in economics from Alfred University and an M.S. in accounting from Syracuse University. Mr. Caswell brings to our Board of Directors a substantial financial background and extensive experience in financial planning, mergers and acquisitions, U.S. government contracting, tax and accounting matters.

Michael Faber has been a director since August 2013. Mr. Faber has more than 25 years of experience investing in, operating and advising both large multi-national and emerging growth companies in a variety of industries. Since 1996, Mr. Faber has served as Chief Executive Officer of NextPoint Management Company, Inc., an investment and strategic advisory firm, advising family offices on a variety of issues, including asset manager selection and oversight, direct investing, and trust and estates. Additionally, Mr. Faber currently serves as a senior advisor to a family office with more than $2 billion in assets and as a director or senior advisor to a number of private companies and asset management firms. From 1990 to 2008, Mr. Faber was a General Partner of the NextPoint family of investment funds, focusing on private equity, venture capital, and structured investments. Previously, Mr. Faber was a senior advisor to the law firm of Akerman, of counsel to the law firm of Mintz Levin, an attorney with the law firm of Arnold & Porter, and a senior consultant to The Research Council of Washington, the predecessor to The Corporate Executive Board Company. Mr. Faber has served on audit and compensation committees for a number of companies. Mr. Faber is an honors graduate and John M. Olin Fellow of the University of Chicago Law School and attended the Johns Hopkins University School of International Studies and the State University of New York. Mr. Faber brings to our Board of Directors his legal and financial expertise as well as his years of investment and general business experience.

Dorith Hakim has been our Chief Executive Officer, President and a director since March 2022. From March 2018 to August 2021, Ms. Hakim served as Group Vice President of Parker Hannifin Aerospace where she directed global supply chain for 11 divisions, 25 manufacturing sites and two joint ventures and was accountable for $1.9 billion of spending. From July 2017 to February 2018, Ms. Hakim was Vice President, Corporate Program Management and Operations Excellence at Triumph Group Inc. (“Triumph”) where she was responsible for implementing best practices in Program Management, delivery, and quality performance as well as continuous improvement for four divisions. From June 2016 to July 2017, Ms. Hakim was Vice President, Program Management Precision Components at Triumph responsible for major programs within seven operating companies and 22 sites, overseeing delivery and quality performance, proposal estimating, and customer contract negotiations. Ms. Hakim was employed by Sikorsky Aircraft Inc. as their Director of Aftermarket Operations from June 2015 to April 2016, where she directed overhaul and repair facilities, customer service, order management, material forecasting, forward stocking locations and material delivery functions supporting aircraft after delivery. From August 2010 to June 2015, Ms. Hakim was President and General Manager of Sikorsky Global Helicopters, Inc. where she managed fully integrated profit and loss including operations, continuous improvement, engineering, supply chain, facilities, health and safety, finance, and human resources to support the final assembly and flight operations for the S-92, S-76; and Light Helicopter product lines and managed the completion center for all Sikorsky commercial aircraft. From November 2009 to August 2010, Ms. Hakim was Chief Procurement Officer at Vought Aircraft Inc. (“Vought”), where she was head of supply chain with an over $1 billion budget across six sites and two subsidiaries. From February 2009 to October 2009, Ms. Hakim was Director, Supply Chain Management-Integrated Aerosystems Division at Vought. Ms. Hakim also served in a number of capacities at Bell Helicopter for over 21 years including as a Program Director of helicopter product lines and as a Director of strategic sourcing and supply chain management. Ms. Hakim is currently on the Board of Governors and the Executive Committee of Aerospace Industries Association and was on the Board of Directors of Long Island Association in 2025. Ms. Hakim earned an Executive Master of Business Administration from Texas Christian University and a Bachelor of Arts, Business Administration and Finance from H.E.C. at the University of Montreal. She is certified as Six Sigma Black Belt and has received several executive leadership certifications. Ms. Hakim brings to our Board of Directors extensive experience in the aerospace industry and, among other things, expertise in program, product, supply chain, operations, manufacturing, and customer management.

Pamela Levesque has been a director since October 2023. Ms. Levesque served as our Interim Chief Financial Officer from July 22, 2025 until December 8, 2025. Since March 2017, Ms. Levesque has served as Vice President and Chief Financial Officer of APL Investments LLC. From June 2015 until February 2017, Ms. Levesque held the position of Director of Business Operations at Aerojet Rocketdyne, where she played a key role in the financial integration of the Rocketdyne acquisition. Prior to that, Ms. Levesque served as a financial consultant at Arnold-Hanafin Corp from July 2014 until May 2015. Ms. Levesque also held the position of Group Chief Financial Officer, Structures & Systems at AAR Corp, from April 2009 until June 2014, where she oversaw six manufacturing businesses, including two international entities. A significant portion of her career was spent at Pratt & Whitney from July 1979 until January 2008, a division of Raytheon Technologies, where she initially began as an analytical engineer and ascended through the ranks to become Manager of Financial Operations, Business Unit Controller, and Director of Financial Operations. Ms. Levesque holds a Bachelor of Science in Engineering degree from Valparaiso University and earned her MBA from Florida Atlantic University. Ms. Levesque brings to our Board of Directors extensive experience in the aerospace and defense industry as well as financial management and government contracting proficiency.

Robert Mannix has been our Chief Financial Officer and Secretary since December 2025. Mr. Mannix has more than 30 years of accounting and financial leadership experience, including senior roles with public and private companies. From 2018 to 2025, he served as Executive Vice President and Chief Accounting Officer and Head of Tax and Treasury of West Technology Group, LLC, a private-equity-owned international cloud-based technology company, where he was responsible for all accounting, tax, treasury, financial reporting and compliance functions and oversaw SEC-style reporting required under the company’s debt agreements. Prior to joining West, he served as Vice President and Corporate Controller of Casper Sleep, Inc. from 2017 to 2018. Earlier in his career, Mr. Mannix held senior finance positions at Verint Systems Inc. and Motorola, Inc. and spent 11 years in Ernst & Young’s Assurance and Advisory Services Group. He holds a B.B.A. in Accounting from Pace University and is a Certified Public Accountant in New York.

Richard C. Rosenjack, Jr. has been a director since June 2023. He served, from August 2024 to March 2025, as Interim CEO of NWI Precision. Since November 2023, Mr. Rosenjack has been a member of the Board of Trustees of Bethel University of Tennessee. He has been a director of NWI Aerostructures since March 2019 and served as its President and Chief Executive Officer from July 2021 until December 2023. Previously, he was a director of TECT Aerospace from August 2017 until June 2022 and held the role of President and CEO from August 2017 to June 2021. From February 2016 to March 2017, he served as Executive Vice President of Triumph Group, Inc.’s Precision Components Division and from October 2014 to February 2015 as Corporate Vice President of Triumph Group, Inc. Before Triumph, he was Chief Operating Officer for HM Dunn AeroSystems and Vice President/General Manager of the Aerostructures Division of Héroux-Devtek, Inc. and Precision Castparts Corp upon its purchase of the Aerostructures Division in 2012. Mr. Rosenjack began his career at Textron, Inc. in 1985 where he served for 20 years, first in leadership roles in operations, manufacturing engineering and program management at Textron Aerostructures, and then as VP Supply Chain Management at Bell Helicopter before rising to Senior Vice President of Bell Helicopter’s Worldwide Commercial Helicopter Business. Mr. Rosenjack earned a BS degree from Bethel University and an MBA degree from Vanderbilt University’s Owen Graduate School of Management. He completed Advanced Management Programs at Harvard University in 1995 and The Wharton School of the University of Pennsylvania in 2002. Mr. Rosenjack brings to our Board of Directors experience in a rare combination of publicly-traded, privately owned, and private equity-backed businesses - large and small - that span both civil and defense aerospace sectors for fixed-wing and rotary-wing market segments. Of his more than 40 years of aerospace experience, 20 have been in P&L accountable positions, and he twice led multi-site, international businesses of more than $1 billion in annual revenue. Since May 2026, Mr. Rosenjack has served as an Institute for Defense Analyses (IDA) Consultant for the US Department of War’s BOND (Business Operators for National Defense) initiative.

Terry Stinson is the Vice Chairman of the Board, a position which he has held since January 2025. Mr. Stinson was Chairman of the Board from November 2018 to January 2025. Mr. Stinson is Chief Executive Officer of Stinson Consulting, LLC, a position he has held since 2001. Stinson Consulting is engaged in strategic alliances and marketing for the aerospace industry. From January 2013 until May 31, 2014, he served as Executive Vice President of AAR CORP., an international, publicly traded aerospace manufacturing and services company. Mr. Stinson currently serves as an independent consultant to AAR CORP. From August 2007 until January 2013, Mr. Stinson served as Group Vice President of AAR CORP. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. From 1986 to 1996, he was President of the Hamilton Standard division of United Technologies Corporation, a defense supply company. Mr. Stinson previously served as a director of Lennox International Inc., a company engaged in the design and manufacture of heating, ventilation, air conditioning, and refrigeration products, serving on such company’s Board Governance, Compensation, and Human Resources Committees. Mr. Stinson previously served as a director of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies, and systems, from September 2003 to March 2008. As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes to our Board of Directors his extensive management and marketing experience in the aerospace and defense industry, as well as his general business acumen and experience developed by serving on other public company boards.

Family Relationships

There are no family relationships among any of the Company’s directors or executive officers.

Legal Proceedings

During the past ten years, none of the Company’s directors or executive officers has been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance – Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on a review of such reports furnished to the Company and written representations from the Company’s directors and executive officers, the Company believes that, during the year ended December 31, 2025, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis except Pamela Levesque filed one late Form 4 reporting two transactions, and one Form 5 reporting one transaction that was not previously reported on Form 4 and Dorith Hakim filed one Form 5 reporting four transactions that were not previously reported on Form 4.

Independence of Directors

Our common stock is listed on the NYSE American LLC exchange (“NYSE American”), a stock exchange affiliated with the New York Stock Exchange. As a result, we follow the rules of the NYSE American exchange in determining whether a director is independent. The NYSE American exchange listing standards define an “independent director” generally as a person, other than an officer or employee of the Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment. Our Board of Directors consults with our legal counsel to ensure that our Board of Directors’ determinations are consistent with NYSE American exchange rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the Nominating and Corporate Governance Committee has determined that Carey Bond, Richard Caswell, Michael Faber, Pamela Levesque, Richard C. Rosenjack, Jr. and Terry Stinson are independent directors of the Company. The remaining director, Dorith Hakim, is not independent because she is employed as our Chief Executive Officer and President. All members of our Audit and Finance, Compensation and Human Resources, and Nominating and Corporate Governance Committees are independent.

Code of Ethics

Our Board of Directors has adopted a written code of ethics which applies to our directors, officers, and employees, and which is designed to deter wrongdoing and to promote ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports that we file or submit to the SEC and others, compliance with applicable government laws, rules, and regulations, prompt internal reporting of violations of the code, and accountability for adherence to the code. A copy of the code of ethics may be found on our website https://investors.cpiaero.com/governance/board-of-directors/default.aspx.

Insider Trading Policy

The Company has adopted an Insider Trading Policy governing the purchase, sale and other transactions in the Company’s securities by directors, officers and employees designated by the Company as subject to the policy. The policy is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and applicable listing standards. Among other things, the policy contains provisions relating to trading windows and blackout periods, pre-clearance requirements for certain transactions, and the use of Rule 10b5-1 trading plans. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Board of Directors Meetings and Committees

Our Board of Directors held 10 meetings in 2025 and acted by unanimous written consent seven times. All directors attended the 2025 annual shareholder meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all Board of Directors and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No director attended fewer than 75% of the meetings of the Board of Directors and of the committees thereof upon which he/she served in 2025. We have four standing committees: the Compensation and Human Resources Committee, Audit and Finance Committee, Nominating and Corporate Governance Committee, and Strategic Planning Committee. Copies of our committee charters are available on our website at https://investors.cpiaero.com/governance/board-of-directors/default.aspx.

Leadership Structure

Our Board of Directors has determined to keep separate the positions of board chairman and principal executive officer at this time. This permits our principal executive officer to concentrate her efforts primarily on managing the Company’s business operations and development. This also allows us to maintain an independent chairman of the board who oversees, among other things, communications and relations between our Board of Directors and senior management, consideration by our Board of Directors of the Company’s strategies and policies, and the evaluation of our principal executive officers by our Board of Directors.

Succession Planning

Our Board of Directors is responsible for overseeing management succession planning. Periodically, our Board of Directors reviews management’s succession plan with respect to the Chief Executive Officer role and other senior management roles. We have developed succession plans for both ordinary course succession and planning due to an unforeseen event.

Risk Oversight

The primary function of our Board of Directors is oversight. Our Board of Directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Each committee of our Board of Directors has been delegated oversight authority over specific risk areas identified by our Board of Directors. For instance, our Audit and Finance Committee discusses with management the Company’s major financial risk exposures, our Compensation and Human Resources Committee discusses with management the Company’s major human capital risk exposures and reports its findings to our Board of Directors in connection with our board’s risk oversight review. Further information about each committee’s role in risk assessment and management is included below.

Cybersecurity

Our Board of Directors is charged with oversight of the Company’s cybersecurity matters, and management reports to the board periodically regarding material risks concerning cybersecurity. During 2025, we continued to regularly inspect and monitor systems and personnel practices in our ongoing cybersecurity risk mitigation program, which includes maintaining up-to-date detection, prevention and monitoring systems and contracting with outside cybersecurity firms to provide constant monitoring of our systems.

Stock Ownership Requirements

Non-executive directors are subject to a stock ownership policy whereby each non-executive director is required to own common stock of the Company valued at least four times his or her annual cash compensation before and after any stock sales. We believe this policy promotes and strengthens the alignment of interests between our non-executive directors, management, and shareholders.

Prohibition on Short Sales and Hedging

The Company prohibits directors, officers, employees, and consultants from entering into transactions involving short sales of our securities. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of our securities also are prohibited except in certain limited circumstances where the insider already owns the securities prior to effecting the transaction and the transaction has been pre-approved.

Corporate Governance Highlights

✓ Independent Chairman of the Board	✓ Regular executive sessions of independent directors
✓ All but one director is independent	✓ Stock ownership requirements for independent directors
✓ Robust risk oversight process by board and committees	✓ Annual board and committee evaluations
✓Annual advisory vote on Named Executive Officer compensation	✓ Voting rights are proportional to economic interests

Compensation and Human Resources Committee Information

Our Compensation and Human Resources Committee is currently comprised of Carey Bond (Chair), Michael Faber, Pamela Levesque and Terry Stinson. Our Board of Directors has determined that each member of the Compensation and Human Resources Committee is an independent director under the NYSE American exchange listing standards. Our Board of Directors has adopted a written Compensation and Human Resources Committee charter, which is reviewed periodically and which the Compensation and Human Resources Committee intends to review at its next regularly scheduled meeting. The responsibilities of our Compensation and Human Resources Committee include:

●	establishing the general compensation policy for our Named Executive Officers, including the Chief Executive Officer and Chief Financial Officer;

●	reviewing and approving the compensation of our executive officers and any employment agreements with our executive officers, including change in control agreements, indemnification agreements, and severance agreements;

●	reviewing the compensation paid to non-executive directors and making recommendations to the Board of Directors for any adjustments;

●	administering our stock option and performance equity plans and determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants;

●	ensuring that any compensation plan for key executives does not encourage undue risk-taking; and

●	assisting the board in the discharge of its oversight responsibilities for risks related to human resources, including talent management, employee conduct, and employee compensation.

Our Compensation and Human Resources Committee held five meetings and acted by unanimous written consent two times during 2025 to establish, review, discuss, and make any necessary changes to our executive and non-executive director compensation and to exercise oversight over human resources matters. Our Compensation and Human Resources Committee makes all final determinations with respect to compensation of executive officers, considering, among other things, its assessment of the value of each executive officer’s contribution to the Company, the Company’s financial performance during recent fiscal years in light of prevailing business conditions, and the Company’s goals for the ensuing fiscal year.

Our Compensation and Human Resources Committee may utilize the services of third parties, including compensation consultants and subscriptions to executive compensation surveys and other databases, to assist with the review of compensation for executive officers. Our Compensation and Human Resources Committee is charged with performing an annual review of the compensation of our executive officers to determine whether they are provided with adequate incentives and motivation, and whether they are compensated appropriately in accordance with our compensation policies.

Audit and Finance Committee Information and Report

Our Audit and Finance Committee is currently comprised of Richard Caswell (Chair), Michael Faber, and Richard C. Rosenjack, Jr. Our Audit and Finance Committee held 10 meetings during 2025. All of the members of our Audit and Finance Committee are “independent directors” as defined under SEC Rule 10A-3 and NYSE American exchange listing standards, and they are all “financially literate,” as defined under NYSE American exchange listing standards, meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Financial Experts on the Audit and Finance Committee

We must certify to the NYSE American exchange that our Audit and Finance Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors determined that the qualifications of each of Richard Caswell, Michael Faber, and Richard C. Rosenjack, Jr. satisfied the NYSE American exchange’s definition of financial sophistication and also qualify as “audit committee financial experts,” as defined under the rules and regulations of the SEC.

Audit and Finance Committee Report

Our Board of Directors has adopted a written Audit and Finance Committee charter, which is reviewed periodically and which the Audit and Finance Committee intends to review at its next regularly scheduled meeting. According to our Audit and Finance Committee charter, our Audit and Finance Committee’s responsibilities include, among other things:

●	meeting with the independent registered public accounting firm prior to the audit to review the scope, planning, and staffing of the audit;

●	reviewing and discussing with management and our independent registered public accounting firm the annual audited financial statements, and recommending to our Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

●	reviewing and discussing with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements;

●	discussing with management and our independent registered public accounting firm significant financial reporting issues and judgments made in connection with our financial statements, including the reporting requirements of Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101;

●	discussing earnings press releases with management, including the use of pro forma or adjusted non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies;

●	discussing with management and our independent registered public accounting firm the effect on our financial statements of regulatory and accounting initiatives and off-balance sheet structures;

●	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

●	discussing with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301 to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

●	reviewing disclosures made to our Audit and Finance Committee by our Chief Executive Officer and Chief Financial Officer during their certification process for our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

●	reviewing the scope, planning, and staffing of the audit for the Company’s 401(k) plan and reviewing the audited financial statements for the 401(k) plan;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and discussing with our independent registered public accounting firm the firm’s written disclosures concerning independence as required by PCAOB Ethics and Independence Rule 3526;

●	reviewing and approving all related-party transactions;

●	discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

●	appointing or replacing our independent registered public accounting firm;

●	determining the compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and our independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies;

●	reviewing and making recommendations with respect to the Company’s capital structure and its related policies and long-term financial objectives, including allocation of capital and capital budget, changes in capital structure, uses of cash, cash requirements and sources of cash, including debt or equity issuances, revolving credit facilities, or other debt instruments or facilities and the Company’s borrowing alternatives and levels; and

●	assessing and managing financial risk exposures.

Management has reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 with our Audit and Finance Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of our Audit and Finance Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited annual financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

In performing all of these functions, our Audit and Finance Committee acts only in an oversight capacity. The Audit and Finance Committee reviews the Company’s annual reports and its quarterly reports prior to filing with the SEC. In its oversight role, our Audit and Finance Committee relies on the work and assurances of the Company’s management, which has the responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. Our Audit and Finance Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to our Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and our Audit and Finance Committee has reviewed and discussed the financial statements with management and our independent registered public accounting firm. Our Audit and Finance Committee also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB. The Company’s independent registered public accounting firm also provided our Audit and Finance Committee with the written disclosures required by applicable requirements of the PCAOB regarding independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered. In reliance on these reviews, discussions, and the report of our independent registered public accounting firm, our Audit and Finance Committee recommended to our Board of Directors, and the Board of Directors approved, that the audited financial statements for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Richard Caswell (Chair)

Michael Faber

Richard C. Rosenjack, Jr.

Nominating and Corporate Governance Committee Information

Our Nominating and Corporate Governance Committee is currently comprised of Michael Faber (Chair), Pamela Levesque, and Richard C. Rosenjack, Jr., each an independent director under NYSE American exchange listing standards. Our Nominating and Corporate Governance Committee held two meetings and acted by unanimous written consent one time during 2025. Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors and for developing and recommending corporate governance guidelines. Our Nominating and Corporate Governance Committee considers potential director nominees identified by its members, our Board of Directors, management, shareholders, investment bankers, and others.

Our Board of Directors has adopted a written charter for our Nominating and Corporate Governance Committee, which establishes guidelines for corporate governance, the selection of director nominees, and the method by which shareholders may propose to our Nominating and Corporate Governance Committee candidates for selection as nominees for director.

The Nominating and Corporate Governance Committee periodically reviews its charter, along with the Company’s guidelines for corporate governance and the selection of director nominees.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees generally provide that the nominee should be accomplished in his or her field, have a reputation that is consistent with that of the Company, have relevant experience and expertise, have an understanding of financial statements, corporate budgeting, and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the Board of Directors of a public company, and be able to promote a variety of views based, among other things, on the person’s education, experience, and professional employment. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business, and represent shareholder interests. Our Nominating and Corporate Governance Committee may require certain skills, attributes, or backgrounds, such as financial or accounting experience, to meet specific needs that arise from time to time. Our Nominating and Corporate Governance Committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to our Nominating and Corporate Governance Committee for consideration as directors must submit their written recommendations to our Nominating and Corporate Governance Committee and include all of the information described in the section “2027 Annual Meeting Shareholder Proposals and Nominations” below.

On March 18, 2026, our Nominating and Corporate Governance Committee recommended that our Board of Directors nominate Richard Caswell and Terry Stinson for election as Class I directors at the Annual Meeting. Our Nominating and Corporate Governance Committee did not receive recommendations from any shareholders or others for director candidates.

Guidelines for Corporate Governance

Our corporate governance guidelines are intended to ensure that our Board of Directors has the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The corporate governance guidelines are also intended to align the interests of the Company’s directors and management with those of the Company’s shareholders. The guidelines establish the practices our Board of Directors follows with respect to the obligations of the board and each director, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committee composition and meetings, director compensation, director orientation and education, and director access to members of management and to independent advisors.

The corporate governance guidelines were adopted by our Board of Directors and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The guidelines comply with corporate governance requirements contained in the listing standards of the NYSE American exchange and enhance the Company’s corporate governance policies. A copy of our corporate governance guidelines may be found on our website at https://investors.cpiaero.com/governance/governance-documents/default.aspx.

Strategic Planning Committee Information

The strategic planning committee of our Board of Directors (“Strategic Planning Committee”) is currently comprised of Richard Caswell, Dorith Hakim, Richard C. Rosenjack, Jr., and Terry Stinson (Chair). The main role of the Strategic Planning Committee is to evaluate and analyze strategic options for the Company. The Strategic Planning Committee met six times during 2025.

EXECUTIVE OFFICER COMPENSATION

Overview

At our 2024 Annual Meeting of Shareholders, we conducted an advisory Say on Pay Frequency vote, in which shareholders determined that an advisory Say on Pay vote should be held every year. In accordance with the shareholder vote, we will hold an advisory Say on Pay vote at the Annual Meeting, in which shareholders will be asked to approve, on an advisory basis, the current compensation of our Named Executive Officers. The Compensation and Human Resources Committee considers the results of shareholder advisory votes regarding compensation as one factor when reviewing compensation and making compensation decisions.

Compensation Objectives

Our executive compensation program is designed to attract, retain, and motivate highly qualified executive officers in the competitive aerospace and defense industry. Additionally, a substantial portion of total compensation of our Named Executive Officers is variable and delivers rewards based on Company and individual performance. Company performance is measured against metrics established by the Compensation and Human Resources Committee each year. Such metrics typically focus on the achievement of financial targets such as revenue and free cash flow, to align our executives’ pay with the Company’s financial results and the creation of shareholder value. Individual performance is measured against each individual’s contributions to the Company’s overall success.

There are three major components to our compensation program for our Named Executive Officers:

✓	Base Salary - fixed compensation, designed to recognize responsibilities, experience, and performance.

✓	Short-Term Cash Incentives - annual cash incentive, as a percentage of base salary, paid upon the achievement of Company performance goals set by the Compensation and Human Resources Committee during the first fiscal quarter. This variable at-risk compensation motivates and rewards executives with respect to short-term performance.

✓	Long-Term Equity Incentives - annual grants of restricted stock, 50% of which is subject to time-based vesting, and 50% of which vests upon the achievement of Company financial performance-metric thresholds set by our Compensation and Human Resources Committee. This variable at-risk compensation aligns executive interests with long-term shareholder value creation.

Summary Compensation Table for Named Executive Officers

The following table sets forth the compensation paid to or earned by the Company’s Named Executive Officers for each of the fiscal years indicated.

Year	Salary ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Compensation ($)(3)	All Other ($)		Total ($)
Dorith Hakim – Chief Executive Officer
2025	405,481	230,925	(4)	—	6,999	(5)	643,405
2024	382,101	230,013	(6)	222,900	6,899	(7)	841,913
Jay Mulhall – Vice President of Business Development
2025	239,587	44,776	(8)	20,000	11,272	(9)	315,635
2024	228,154	49,429	(10)	40,540	8,881	(11)	327,004
Paula Castellano – Former Senior Vice President of Operations*
2025	187,512	56,298	(12)	—	3,750	(13)	247,560
Philip Passarello – Former Chief Financial Officer**
2025	242,308	105,087	(14)	50,000	4,846	(15)	402,241
2024	121,154	53,000	(16)	—	2,288	(17)	176,442

*	Ms. Castellano was our Senior Vice President of Operations from March 2025 to March 2026.

**	Mr. Passarello was our Chief Financial Officer and Secretary from August 2024 to July 2025. He served as VP of Finance through August of 2025.

(1)	Reflects actual base salary amounts paid for each of the years indicated.

(2)	Reflects grant date fair market value of performance/time based annual restricted stock grants awarded.

(3)	For fiscal year 2024, represents performance-based cash incentive compensation earned. No annual performance-based cash incentive compensation was earned or awarded for fiscal 2025. Amount reported for Mr. Mulhall in Fiscal year 2025 reflects retention payment earned. Amount reported in 2025 for Mr. Passarello reflects bonus earned based on the Company being current in its SEC filings. Awards are earned in the year provided.

(4)	Reflects the grant date fair value of 70,000 shares of restricted stock granted to Ms. Hakim on June 24, 2025, which shares are subject to time-based and performance-based vesting over four years. This also includes 5,754 shares granted to Ms. Hakim to correct an administrative error in calculating the number of shares to which Ms. Hakim was entitled. Does not reflect the forfeiture of 13,013 shares for applicable income tax withholding during 2025 in accordance with the terms of a restricted stock award agreement with the Company.

(5)	Represents $6,999 of 401(k) contributions.

(6)	Reflects the grant date fair value of 98,718 shares of restricted stock granted to Ms. Hakim on June 25, 2024, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of 9,649 shares for applicable income tax withholding during 2024 in accordance with the terms of a restricted stock award agreement with the Company.

(7)	Represents $6,899 of 401(k) contributions.

(8)	Reflects the grant date fair value of 14,729 shares of restricted stock granted to Mr. Mulhall on June 24, 2025, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of 2,311 shares for applicable income tax withholding during 2025, in accordance with the terms of a restricted stock award agreement with the Company.

(9)	Represents (a) $6,481 of an automobile allowance, insurance and maintenance attributable to personal use; and (b) $4,791 of 401(k) contributions.

(10)	Reflects the grant date fair value of 21,214 shares of restricted stock granted to Mr. Mulhall on June 25, 2024, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeitures of 2,418 shares for applicable income tax withholding during 2024, in accordance with the terms of a restricted stock award agreement with the Company.

(11)	Represents (a) $ 4,319 of an automobile allowance, insurance and maintenance attributable to personal use; and (b) $4,562 of 401(k) contributions.

(12)	Reflects the grant date fair value of 18,519 shares of restricted stock granted to Ms. Castellano on June 24, 2025, which shares were subject to time-based vesting over four years. Does not reflect the forfeiture of all such shares following termination of Ms. Castellano’s employment by the Company in accordance with the terms of a restricted stock award agreement with the Company.

(13)	Represents $3,749.85 of 401(k) contributions.

(14)	Reflects the grant date fair value of 34,568 shares of restricted stock granted to Mr. Passarello on June 24, 2025, which shares were subject to time-based vesting over four years. Does not reflect the forfeiture of all such shares following termination of Mr. Passarello’s employment by the Company in accordance with the terms of a restricted stock award agreement with the Company.

(15)	Represents $4,846 of 401(k) contributions.

(16)	Reflects the grant date fair value of 20,000 shares of restricted stock granted to Mr. Passarello on August 19, 2024, which shares were subject to time-based vesting over two years. Does not reflect the forfeiture of all such shares following termination of Mr. Passarello’s employment by the Company in accordance with the terms of a restricted stock award agreement with the Company.

(17)	Represents $2,288 of 401(k) contributions.

Pay Versus Performance Disclosure

The following table sets forth the pay versus performance for our Named Executive Officers for each of the fiscal years ended December 31, 2025, 2024, and 2023.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)*	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)(3)	Average Compensation Actually Paid to Non- PEO NEOs ($)(2)(3)(4)*	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (5)	Net Income ($) (6)
2025	643,405	412,480	321,812	253,091	123.75	(843,361)
2024	841,913	611,900	345,879	277,597	126.56	3,299,334
2023	1,013,818	549,826	419,570	314,384	85.31	17,201,204

* “Compensation Actually Paid” represents the “Total” compensation reported in the Summary Compensation Table less the “Stock Awards” reported in the Summary Compensation Table for the applicable fiscal year as determined in accordance with SEC rules.

(1)	Dorith Hakim served as the Company’s Principal Executive Officer (“PEO”) for each of the years presented.

(2)	In 2025, our Non-PEO Named Executive Officers were Jay Mulhall, Paula Castellano and Philip Passarello. The average compensation was calculated by averaging all three NEO’s compensation including partial year compensation for Mr. Passarello. Mr. Passarello’s employment by the Company ended in August 2025.

(3)	In 2024, our Non-PEO Named Executive Officers were Philip Passarello, Jay Mulhall and Andrew Davis. The average compensation was calculated by averaging all three NEO’s compensation, including severance payments made to Mr. Davis in 2024 and partial year compensation for Mr. Passarello. Mr. Davis’s employment by the Company ended in August 2024. Mr. Passarello’s employment by the Company began in August 2024.

(4)	In 2023, our Non-PEO Named Executive Officers were Andrew Davis and Jay Mulhall.

(5)	Assumes a $100 fixed investment as of year-end 2022 and continuing through year-end 2023, 2024 or 2025, respectively.

(6)	Net income for 2023 includes income tax benefits of $14,170,891 from the reduction of the Company’s deferred tax asset valuation allowance in the fourth quarter of that year.

Relationships Between Performance Measures and Compensation Actually Paid

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “Compensation Actually Paid” for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules.

* Net (loss) for 2025, includes income tax benefits of $292,183 from the reduction of the Company’s deferred tax asset valuation allowance. Net income for 2024 includes tax provision of $404,224 related to state valuation allowance. Net income for 2023 includes income tax benefits of $14,170,891 from the reduction of the Company’s deferred tax asset valuation allowance.

Compensation Arrangements for Named Executive Officers

Dorith Hakim

During 2025, Ms. Hakim’s annual base salary was $405,481 and she was entitled to receive a non-discretionary performance-based cash bonus equal to 60% of her base salary upon the attainment of Company growth targets determined by the Company’s Compensation and Human Resources Committee. During 2025 Ms. Hakim was awarded an aggregate of 70,000 shares of restricted stock (with a fair market value on the date of grant of $212,800) which vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performance-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2025 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2025 net profit. Ms. Hakim forfeited an aggregate of 8,750 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2025.

During 2024, Ms. Hakim’s annual base salary was $385,000 and she was entitled to receive a non-discretionary performance-based cash bonus equal to 60% of her base salary upon the attainment of Company growth targets determined by the Company’s Compensation and Human Resources Committee. During 2024 Ms. Hakim was awarded an aggregate of 98,718 shares of restricted stock (with a fair market value on the date of grant of $230,013) which vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performance-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2024 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2024 net profit. Ms. Hakim forfeited an aggregate of 12,340 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2024.

Jay Mulhall

During 2025, Mr. Mulhall’s base salary was $239,587 and he was entitled to receive a non-discretionary performance-based cash bonus equal to 25% of his base salary upon the attainment of Company growth targets determined by our Compensation and Human Resources Committee. In addition, during 2025 Mr. Mulhall was awarded an aggregate of 14,729 shares of restricted stock (with a fair market value on the date of grant of $44,776). The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performance-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2025 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2025 net profit. Mr. Mulhall forfeited an aggregate of 1,841 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2025.

During 2024, Mr. Mulhall’s base salary was $231,657 and he was entitled to receive a non-discretionary performance-based cash bonus equal to 25% of his base salary upon the attainment of Company growth targets determined by our Compensation and Human Resources Committee. In addition, during 2024 Mr. Mulhall was awarded an aggregate of 21,214 shares of restricted stock (with a fair market value on the date of grant of $49,429). The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performance-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2024 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2024 net profit. Mr. Mulhall forfeited an aggregate of 2,652 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2024.

Philip Passarello

During 2025, Mr. Passarello’s annual base salary was $350,000 and he was entitled to receive a non-discretionary performance-based cash bonus equal to 40% of his base salary upon the attainment of Company growth targets determined by the Company’s Compensation and Human Resources Committee. During 2025 Mr. Passarello was awarded an aggregate of 34,568 shares of restricted stock (with a fair market value on the date of grant of $105,087) which vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performance-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2025 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2025 net profit. Mr. Passarello’s equity awards were forfeited upon the termination of his employment. No cash bonuses or other amounts were paid or are payable to Mr. Passarello.

Mr. Passarello joined the Company in August 2024. During 2024, Mr. Passarello’s annual base salary was $350,000. Upon joining the Company, the Company agreed to pay Mr. Passarello a cash bonus of $100,000 payable in two installments of $50,000, after filing of the Company’s Form 10-Q for the period ending March 31, 2025 and for the period ending March 31, 2026, respectively, in each case only if he was then employed by the Company and the Company was current in its SEC periodic report filings. Mr. Passarello’s employment by the Company ended in August 2025 and he did not earn the second bonus installment. Mr. Passarello was also awarded 20,000 shares of restricted stock (with a fair market value on the date of grant of $53,000) which were to vest on the second anniversary of his employment start date. Mr. Passarello’s equity award was forfeited upon the termination of his employment.

Paula Castellano

Ms. Castellano joined the Company in March 2025. During 2025, Ms. Castellano’s annual base salary was $250,000 and she was entitled to receive a non-discretionary performance-based cash bonus equal to 30% of her base salary upon the attainment of Company growth targets determined by our Compensation and Human Resources Committee. During 2025 Ms. Castellano was awarded an aggregate of 18,519 shares of restricted stock (with a fair market value on the date of grant of $56,298). The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performance-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2025 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2025 net profit. Ms. Castellano’s equity awards were forfeited upon the termination of her employment.

Outstanding Equity Awards at Fiscal Year-End

The following tables summarize the outstanding stock awards as of December 31, 2025 for each Named Executive Officer.

Outstanding Equity Awards at Fiscal Year-End
Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(4)
Dorith Hakim –Chief Executive Officer
101,176	$400,657	101,176	$400,657
Jay Mulhall – Vice President of Business Development
22,156	$87,738	22,156	$87,738
Paula Castellano(5) – Senior Vice President of Operations
9,260	$36,670	9,260	$36,670

(1)	Reflects shares of restricted stock granted under the Company’s 2016 Long-Term Incentive Plan and 2025 Long-Term Incentive Plan that were outstanding as of December 31, 2025, and subject solely to continued service-based vesting. Awards granted under the 2016 Long-Term Incentive Plan vest in annual installments on the day following the filing of the Company’s Annual Report on Form 10-K for the applicable year. Awards granted under the 2025 Long-Term Incentive Plan vest in annual installments.

(2)	Represents the aggregate market value of the unvested shares of restricted stock described above, based on the closing price of the Company’s common stock on December 31, 2025.

(3)	Reflects shares subject to performance-based vesting conditions under restricted stock awards granted under the Company’s 2016 Long-Term Incentive Plan and 2025 Long-Term Incentive Plan. If the applicable performance criteria are not achieved and certified by the Compensation and Human Resources Committee, such shares are forfeited.

(4)	Represents the aggregate market value of the unearned shares described above, based on the closing price of the Company’s common stock on December 31, 2025.

(5)	Following the end of fiscal year 2025, Ms. Castellano’s employment terminated and her then-outstanding unvested and unearned equity awards were forfeited in accordance with their terms.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Potential Payments upon Termination or Change in Control

The Company has entered into Severance and Change in Control agreements with Ms. Hakim and Mr. Mulhall which provide for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination.

• Termination without cause.  If employment is terminated by the Company other than for cause (as defined in the Severance and Change in Control agreements), then (i) with respect to Ms. Hakim, she is entitled to (x) continued salary for 18 months, (y) any earned cash bonus not yet paid for the preceding fiscal year, and (z) a pro-rata cash bonus calculated using the prior year’s cash bonus amount, and (ii) with respect to Mr. Mulhall, he is entitled to (x) continued salary for 12 months, (y) any earned cash bonus not yet paid for the preceding fiscal year, and (z) a pro-rata cash bonus calculated using the prior year’s cash bonus amount. A non-competition provision will apply as long as severance payments are being paid. Any unvested restricted stock will be forfeited, and any unexercised options will expire.

• Termination for cause, or if the executive quits. If Ms. Hakim or Mr. Mulhall voluntarily terminates her/his employment, or if the Company terminates her/his employment for cause, she/he is not entitled to any severance payments and is not bound by a non-compete clause, however she/he is still bound by any confidentiality and non-disparagement duties. Any unvested restricted stock will be forfeited, and any unexercised options will expire.

• Termination for disability. If Ms. Hakim’s or Mr. Mulhall’s employment is terminated because of a disability, as defined in their respective Severance and Change in Control agreement, then she/he will receive severance as if she/he had been terminated without cause.

• Termination following a change in control. If the employment of Ms. Hakim or Mr. Mulhall is terminated by the Company within 18 months following a change in control other than for cause or disability or by her/him for good reason (all such terms as defined in their respective Severance and Change in Control Agreement), she/he is entitled to (i) her/his base salary earned through the date of termination, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro rata portion of the her/his annual cash bonus for the portion of the year she/he worked, assuming all applicable targets had been met. In addition, she/he will be entitled to a change in control payment: (x) for Ms. Hakim, in an amount equal to two times total compensation (base salary plus earned cash bonus) for either the prior full fiscal year, or the preceding fiscal year, whichever is the highest total compensation; (y) for Mr. Mulhall, in an amount equal to one and one-half times his base salary for the prior full fiscal year. Upon any change in control, all outstanding stock options and restricted stock will vest immediately. Health insurance and other fringe benefits will continue for a period of six months after termination.

The following table summarizes the amounts that would have been payable upon termination of employment of Ms. Hakim and Mr. Mulhall, assuming termination occurred on December 31, 2025, under their respective Severance and Change in Control Agreement. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (the single sum does not reflect any discount). To the extent the termination accelerates vesting of equity awards, the value presented below is based upon the Company’s stock price as of December 31, 2025, and assumes the achievement of all applicable performance benefits.

Potential Termination Payments

	Disability		By Company for Cause		By Company without Cause		Change in Control
Name	Cash ($)	Equity	Cash ($)	Equity	Cash ($)	Equity	Cash ($)	Equity
Dorith Hakim	850,500	—	—	—	850,500	—	1,539,000	801,314
Jay Mulhall	298,259	—	—	—	298,259	—	417,563	175,476

Equity Award Plans

Long-term equity incentives are an important component of compensation and are designed to align the interests of our executive officers and directors who receive long-term equity awards with the Company’s long-term performance and to increase shareholder value. The Company has awarded long-term incentive compensation pursuant to three plans:

2025 Long-Term Incentive Plan. The 2025 Long-Term Incentive Plan authorizes the grant of up to 800,000 shares of our common stock, which may be granted in the form of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards, to employees, officers, directors, and consultants of the company. As of December 31, 2025, we had granted 177,976 shares under this plan and 622,024 shares remained available for grant under this plan.

2016 Long-Term Incentive Plan. The 2016 Long-Term Incentive Plan authorizes the grant of 2,200,000 shares of our common stock, which may be granted in the form of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards, to employees, officers, directors, and consultants of the company. As of December 31, 2025, we had granted 1,978,404 shares under this plan and 221,596 shares remained available for grant under this plan.

Performance Equity Plan 2009. The Performance Equity Plan 2009 authorizes the grant of 500,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2025, we had granted 497,636 shares under this plan and 2,364 shares remained available for grant.

The following table sets forth certain information at December 31, 2025 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	—	—	845,984
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	845,984

Compensation of Directors

Directors who are employees of the Company do not receive separate compensation for their service as a director. Our non-executive directors receive a mix of cash compensation and stock compensation for their service to our Company. Our Compensation and Human Resources Committee determines the total amount of non-executive director compensation, as well as the allocation among cash and stock compensation, and takes into consideration, among other things, the Company’s performance relative to its guidance, the extent to which director compensation aligns the interests of our directors with the interests of our shareholders, compensation awarded to directors of similarly sized companies in our industry, and past practices. Our Compensation and Human Resources Committee is also tasked with reviewing the compensation paid to non-executive directors and making recommendations to our Board of Directors for any adjustments deemed necessary as a result of their review. Our Board of Directors has determined that the following compensation structure would properly incentivize non-executive directors and adequately recognize the additional work performed by Board committee chairs: Chairman of the Board, $200,000; Vice Chairman of the Board, $165,000; Chair of each of the Audit and Finance Committee and Strategic Planning Committee, $140,000 each; Chair of the Compensation and Human Resources Committee, $120,000; Chair of the Nominating and Corporate Governance Committee, $120,000; and all other non-executive directors, $100,000 each. A director holding more than one such position is paid only the higher paying amount.

The following table summarizes the compensation of our non-executive directors for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carey Bond	80,000	120,000	200,000
Richard Caswell	56,000	84,000	140,000
Michael Faber	48,000	72,000	120,000
Pamela Levesque	40,000	60,000	100,000
Richard C. Rosenjack, Jr.	40,000	60,000	100,000
Terry Stinson	66,000	99,000	165,000

(1) Represents stock awarded to directors during 2025 in the form of restricted stock units (“RSUs”), all of which had vested by December 31, 2025. The Company accounts for compensation expense associated with RSUs based on the fair value of the units on the date of grant.

Non-Employee Director Stock Ownership Policy

In order to align the long-term interests of non-employee directors with our shareholders, our Board of Directors has adopted a stock ownership policy for non-employee directors. The policy provides that within five years of joining the board, non-employee directors are expected to own shares of Company common stock equal to four times the then cash portion of the annual non-employee director’s compensation.

Certain Relationships and Related Party Transactions

Related-Party Policy.

Our Code of Ethics requires us to avoid, wherever possible, all related-party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our Board of Directors (or our Audit and Finance Committee). SEC rules generally define related-party transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit and Finance Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. Our Audit and Finance Committee considers all relevant factors when determining whether to approve a related-party transaction, including whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction. No director may participate in the approval of any transaction in which he/she is a related party, but that director is required to provide our Audit and Finance Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

Related-Party Transactions.

There were no related-party transactions during the year ended December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes below set forth certain information as of July 22, 2026 (the Annual Meeting record date), with respect to the beneficial ownership of our common stock by:

●	each director;

●	each executive officer;

●	all of our executive officers and directors as a group; and

●	all shareholders known to us to be beneficial owners of 5% or more shares of common stock (based on a review of filings made with the SEC on Schedules 13D, 13G and Form 4).

As of July 22, 2026, there were 13,249,734 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and includes any shares as to which the shareholder has sole or shared voting power or investment power, and also any shares that the shareholder has the right to acquire within 60 days of July 22, 2026. The indication herein that shares are beneficially owned is not an admission on the part of the shareholder that he, she or it is a direct or indirect beneficial owner of those shares.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)
Directors and Executive Officers:
Dorith Hakim	301,205	(4)	2.3%
Robert Mannix	32,828	(5)	*
Jay Mulhall	85,217	(6)	*
Carey Bond	215,517		1.6%
Richard Caswell	153,722		1.2%
Michael Faber	154,959		1.2%
Pamela Levesque	75,739		*
Richard C. Rosenjack, Jr.	54,526		*
Terry Stinson	295,404		2.2%
All current directors and executive officers as a group (nine persons)	1,369,117		10.3%
Five Percent Holders:
John Curtis Rudolph	939,850	(7)	7.1%
Calm Waters Partnership/Richard S. Strong	881,320	(8)	6.7%

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the following persons is c/o CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, NY 11717.

(2)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them, subject to community property laws, where applicable. With respect to our executive officers, this includes both time-based and performance-based restricted stock awards that are forfeitable until the vesting date or performance certification date, as applicable. It does not include portions of restricted stock awards which have been forfeited. Shares of restricted stock are included herein because they confer voting rights and therefore may be deemed to be beneficially owned under Rule 13d-3(a)(1) promulgated under the Exchange Act.

(3)	As of July 22, 2026, there were 13,249,734 shares of our common stock issued and outstanding. Each person beneficially owns a percentage of our outstanding common stock equal to a fraction, the numerator of which is the number of shares of our common stock beneficially owned by such person and the denominator of which is 13,249,734 (the number of shares of our common stock issued and outstanding), except that the percent of class for five percent holders is the percentage reported in their respective Schedule 13G/A identified in footnotes 7 and 8.

(4)	Includes an aggregate of 197,081 shares subject to time-based or performance-based vesting.

(5)	Shares subject to time-based or performance-based vesting.

(6)	Includes an aggregate of 41,560 shares subject to time-based or performance-based vesting.

(7)	The business address of John Curtis Rudolph is 9831 N. Easy Street, Hayden Lake, ID 83835. The information with respect to John Curtis Rudolph is solely derived from a Schedule 13G/A filed with the SEC on January 8, 2025. The Company is not aware of any subsequent amendment or other public information indicating that the disclosure is no longer accurate.

(8)	Calm Waters Partnership and Richard S. Strong share voting and dispositive power with respect to 721,320 and 881,320 of such shares, respectively. The business address of Calm Waters Partnership and Mr. Strong is c/o Godfrey & Kahn, S.C., 833 East Michigan Street, Suite 1800, Milwaukee, WI 53202. The information with respect to Calm Waters Partnership and Mr. Strong is derived solely from a Schedule 13G/A filed with the SEC on July 2, 2025. The Company is not aware of any subsequent amendment or other public information indicating that the disclosure is no longer accurate.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our Board of Directors, and we are bearing the cost of this solicitation. In addition to the use of mail and the internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal cost. Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the Annual Meeting. We will pay MacKenzie a fee of $12,000 plus reimbursement for reasonable out-of-pocket expenses.

2027 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

We intend to hold our 2027 Annual Meeting of Shareholders on or about June 24, 2027. In order for a shareholder proposal to be eligible for inclusion in the Company's proxy materials for the 2027 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company at its principal executive offices no later than January 8, 2027. Any such proposal must comply with the requirements of Rule 14a-8.

Under the Company's By-Laws, shareholders seeking to nominate a person for election to the Board of Directors or to bring other business before the 2027 Annual Meeting of Shareholders, whether or not such business is also proposed for inclusion in the Company's proxy materials pursuant to Rule 14a-8, must provide written notice to the Company at its principal executive offices no later than April 2, 2027 and must otherwise comply with the information and other requirements set forth in the Company's By-Laws.

Shareholders who wish to recommend a candidate for consideration by the Nominating and Corporate Governance Committee for nomination by the Board of Directors may submit such recommendation to CPI Aerostructures, Inc., 91 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating and Corporate Governance Committee. The Corporate Secretary will promptly forward all such recommendations to the members of the Nominating and Corporate Governance Committee. Shareholders recommending a candidate should provide the information described below and any other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate.

The recommendation must contain the following information about the candidate:

●	Name and age;

●	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

●	Educational background;

●	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

●	The number of shares of common stock of the Company beneficially owned by the candidate;

●	The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the SEC); and

●	A signed consent of the nominee to serve as a director of the Company, if elected.

DISCRETIONARY VOTING OF PROXIES

As previously disclosed by the Company, because the 2026 Annual Meeting of Shareholders is being held more than 30 days after the anniversary of the Company's 2025 Annual Meeting of Shareholders, shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy materials for the 2026 Annual Meeting were required to be received by the Company no later than May 1, 2026.

Under the Company's By-Laws, shareholders seeking to nominate directors or bring other business before the 2026 Annual Meeting were required to provide notice to the Company no later than January 3, 2026.

With respect to any shareholder proposal, director nomination or other matter for which timely notice was not received by the Company in accordance with the foregoing requirements, the persons named as proxies in the accompanying proxy card may exercise discretionary voting authority with respect to such matter if it is properly presented at the 2026 Annual Meeting, in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our Board of Directors provides a process for shareholders and interested parties to send communications to the Board of Directors. Shareholders and interested parties may communicate with our Board of Directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717. Each communication will be forwarded, depending on the subject matter, to the Board of Directors, the appropriate committee chairperson, or all non-management directors.

OTHER MATTERS

Our Board of Directors knows of no matter that will be presented for consideration at the Annual Meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgement.

By Order of the Board of Directors

Dorith Hakim,

Chief Executive Officer and President

Edgewood, New York

July 31, 2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.	2026

Vote by Internet, Smartphone or Tablet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CPI AEROSTRUCTURES, INC.	Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 p.m., Eastern Time, on Tuesday, September 15, 2026.

INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY	▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND “FOR” PROPOSALS 2 AND 3.	Please mark your votes like this

1.	Election of the following Class I directors:

	FOR NOMINEE	WITHHOLD AUTHORITY FOR NOMINEE
Richard Caswell	☐	☐
Terry Stinson	☐	☐

2.	Advisory approval of the compensation of the Company’s Named Executive Officers (“Say on Pay”).	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Ratification of appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Mark here if you plan to attend the meeting.	☐

CONTROL NUMBER

Signature_______________________________ Signature, if held jointly______________________________ Date___________2026.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2026

Important Notice Regarding the Internet Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders of

CPI Aerostructures, Inc.

to be held on September 16, 2026

The 2026 Annual Meeting Proxy Statement and

the 2025 Annual Report on Form 10-K, as amended, are available at:

http://www.cstproxy.com/cpiaero/2026

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CPI AEROSTRUCTURES, INC.

The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation (“Company”), hereby appoint(s) Carey Bond and Dorith Hakim, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual Meeting of Shareholders to be held on September 16, 2026 and at all adjournments or postponements thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR election of each of the director nominees and FOR Proposals 2 and 3.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ELECTION OF EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Continued and to be marked, dated and signed on the other side)

2026

You May Vote Your Proxy When You View The
Material On The Internet. You Will Be Asked
To Follow The Prompts To Vote Your Shares.

CPI AEROSTRUCTURES, INC. c/o Continental Proxy Services 1 State Street, New York NY 10004	CPI AEROSTRUCTURES, INC. 91 Heartland Blvd. Edgewood, New York 11717

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
to be held on
September 16, 2026

*Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Shareholder,

The 2026 Annual Meeting of Shareholders of CPI Aerostructures, Inc. (the “Company”) will be held at 91 Heartland Blvd., Edgewood, New York 11717, on Wednesday, September 16, 2026, at 1:00p.m. (local time).

Proposals to be considered at the Annual Meeting:

(1)	To elect to the Company’s Board of Directors, two persons nominated by the Company’s Board of Directors as Class I directors to serve until the term of the Class I directors ends in 2029;

(2)	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers;

(3)	To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(4)	To address such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the two nominees under Proposal 1 and “FOR” Proposals 2 and 3.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares.

CONTROL NUMBER

The Proxy Materials are available for review at:
https://www.cstproxy.com/cpiaero/2026

2026

CPI AEROSTRUCTURES, INC.

91 Heartland Blvd, Edgewood, NY 11717

Important Notice Regarding the Availability of Proxy Materials

For the 2026 Annual Meeting of Shareholders to be Held on September 16, 2026.

The following Proxy Materials are available to you to review at: https://www.cstproxy.com/cpiaero/2026

-	the Company’s Annual Report for the year ended December 31, 2025.

-	the Company’s 2026 Annual Meeting of Shareholders Proxy Statement.

-	the Proxy Card.

-	any amendments to the foregoing materials that are required to be furnished to shareholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or email copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before September 1, 2026 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-266-6791, or

By logging on to https://www.cstproxy.com/cpiaero/2026 or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.